Continental Alloy Wheel Corporation S-1/A
Exhibit 10.1

CONTINENTAL ALLOY WHEEL CORPORATION
PO BOX 717
CULPEPER, VA 22701

December 28, 2010

The undersigned sole shareholder of Continental Alloy Wheel Corporation affirms his ownership of 10,000,000 shares of $0.001 par value common stock of the Company and agrees not to sell his respective shares of the Company’s common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a “blank check” company.

/s/ Andrew J. Befumo
Andrew J. Befumo